EXHIBIT 15.1
[Maples and Calder letterhead]

Our ref	AEO\302248\3701903v2
Direct tel	+852 2971 3081
Email	alice.ooi@maplesandcalder.com
Ctrip.com International, Ltd.
No. 99 Fu Quan Road
Shanghai 200335
People’s Republic of China
March 31, 2011
Dear Sirs
Ctrip.com International, Ltd. (the “Company”)
We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended 31 December 2010, which will be filed with the Securities and Exchange Commission in the month of March, 2011.
Yours faithfully,

/S/ Maples and Calder Maples and Calder